EX-99.906CERT

CERTIFICATION

Graham Tanaka, President, and Dmitriy Perelstein, Chief Financial Officer of TANAKA Funds Inc., (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

TANAKA Funds, Inc. Trust

TANAKA Funds, Inc. Trust

/s/Graham Tanaka

/s/Dmitriy Perelstein

Graham Tanaka

Dmitriy Perelstein

Date:  August 10, 2005

Date:  August 10, 2005

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to TANAKA Funds, Inc. Trust and will be retained by TANAKA Funds, Inc. Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.